EXHIBIT 10.3

Portions of this exhibit indicated by “******” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and

Exchange Commission.

AMENDED AND RESTATED LEASE AGREEMENT

THIS AMENDED AND RESTATED LEASE AGREEMENT (“Agreement”) is made on the 22nd day of June, 2005, effective as of the 1st day of January, 2007 (the “Effective Date”), by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation with its principal office located in Richmond, Virginia, trading in the Commonwealth of Virginia as “Virginia Power” and in the State of North Carolina as “North Carolina Power” (hereinafter referred to as “LANDLORD”), and METTIKI COAL, LLC, a Delaware limited liability company which has its principal office located in Tulsa, Oklahoma, and which is the successor entity to Mettiki Coal Corporation (hereinafter referred to as “TENANT”). LANDLORD and TENANT sometimes are referred to hereinafter individually as a “party” and collectively as the “parties.”

RECITALS

WHEREAS, LANDLORD is the sole owner of the real estate on which the Mt. Storm Power Station (“Station”) in Grant County, West Virginia, is located; and

WHEREAS, LANDLORD and TENANT are parties to that certain Lease Agreement effective as of January 15, 1996, as amended (the “Existing Lease Agreement”), pursuant to which TENANT leases from LANDLORD a certain parcel of real estate on the Station property for the purpose of operating, using, maintaining, renewing, replacing and repairing that certain truck unloading facility which is located on the Station property and owned on the date hereof by TENANT; and

WHEREAS, subject to the terms and conditions of the Existing Lease Agreement, the term of the Existing Lease Agreement will expire at 11:59 p.m. on December 31, 2006 (the “Existing Lease Expiration Time”); and

WHEREAS, Alliance Coal, LLC, a Delaware limited liability company and the parent entity of TENANT (“Alliance Coal”), and LANDLORD have entered into that certain Agreement for the Supply of Coal dated of even date herewith (the “Coal Supply Agreement”); and

WHEREAS, subject to the terms and conditions of this Agreement, after the Existing Lease Expiration Time, TENANT desires to continue to lease from LANDLORD the parcel of real estate on the Station property which is subject to the Existing Lease Agreement for the purpose of continuing to operate, use, maintain, renew, replace and repair the Existing Truck Unloading Facility as provided in the Coal Supply Agreement; and

WHEREAS, LANDLORD is willing to extend the term of the Existing Lease Agreement on and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the above Recitals, which are incorporated herein, and for and in consideration of the mutual covenants and agreements set forth below, the parties, intending to be legally bound, agree as follows:

1.	Lease of Premises.

a.	Subject to the terms and conditions hereinafter set forth, LANDLORD will rent and lease to TENANT, and TENANT will rent and lease from LANDLORD, the Premises (as defined in the Existing Lease Agreement) during the term hereof.

b.	TENANT leases the Premises “as is” and LANDLORD shall not be obligated to make any alterations or improvements thereto prior to or after commencement of this Lease, except as otherwise required during the term of this Agreement by applicable law or regulation.

c.	Unless required by the terms and conditions of the Coal Supply Agreement or any of the Attachments thereto, nothing in this Agreement shall be interpreted as granting TENANT access to any part of the Station other than the Premises and access thereto as described above.

d.	Nothing herein shall require the TENANT to perform or bear the cost or expense of remediation of any environmental condition or issue existing on or prior to January 5, 1996, including, without limitation, any such condition or issue referred to, described or indicated in, the ******. In no event will TENANT have any liability or obligation to LANDLORD or any other party with respect to any such environmental condition or issue.

2.	Term Of Lease.

The parties acknowledge and agree that, subject to the terms and conditions of this Agreement, the term of the Existing Lease Agreement shall automatically be extended pursuant to the terms hereof for an additional term of seven (7) years after the Existing Lease Expiration Time. The extended term shall commence at one minute past midnight on the Effective Date and end at one minute before midnight on the 1st day of January, 2013 unless otherwise extended at the mutual agreement of the parties or terminated sooner in accordance with the provisions of this Agreement.

3.	Termination.

This Agreement shall automatically terminate upon the earlier of (i) the cancellation or termination of the Existing Lease Agreement prior to the Existing Lease Termination Time, (ii) the expiration, cancellation, or termination of the Coal Supply Agreement, or (ii) the transfer to LANDLORD of title to the Existing Truck Unloading Facility in accordance with the terms of the Coal Supply Agreement.

4.	Rent.

The rental fee for the term of this Agreement shall be One Dollar ($1.00), receipt of which LANDLORD hereby acknowledges.

5.	Use Of Premises.

a.	TENANT shall be entitled to use the Premises only for the purposes of operating, using, maintaining, renewing, replacing and repairing the Existing Truck Unloading Facility in connection with the supply of coal to the Station pursuant to the Coal Supply Agreement, and for no other use unless written permission is first obtained from LANDLORD for such other use. TENANT may not use the Premises to provide goods or services to parties other than LANDLORD, unless otherwise authorized in writing by the LANDLORD. During the term of this Agreement, TENANT shall have access to the Premises along a roadway owned, used and controlled by LANDLORD.

b. During the term of this Agreement, the Existing Truck Unloading Facility shall remain the sole and exclusive property of the TENANT and/or an affiliate of TENANT. Upon expiration or termination of this Agreement, the Existing Truck Unloading Facility shall become the property of the LANDLORD in accordance with paragraph 8.

c. TENANT shall have the right to place on the Premises such non-permanent machines, tools or other equipment and items as it shall consider necessary or desirable for the purpose for which this Agreement is made (collectively, “Equipment”). Such Equipment shall at all times remain the sole and exclusive personal property of TENANT and may be removed by TENANT at any time, whether at the termination of this Agreement, or prior thereto. TENANT shall be responsible for property taxes on the Equipment. Any machines, tools, equipment or other items which TENANT permanently affixes to the Existing Truck Unloading Facility or the Premises during the term of this Agreement shall be deemed to be a part of the Existing Truck Unloading Facility.

d.	(i) TENANT shall not, at any time, use, or store, or permit the use or storage of, on the Premises, any material designated as hazardous or toxic (either in its original form or as waste upon disposal) unless reasonably required by TENANT or TENANT’s subcontractor(s) for the operation and maintenance of the Existing Truck Unloading Facility and such use or storage is in compliance with applicable laws, rules, regulations or ordinances. TENANT agrees not to commit or permit any waste or nuisance on or about the Premises nor do or permit any act that poses a threat of environmental harm or damage which constitutes a violation of applicable environmental laws. Without limitation of the foregoing, TENANT shall not dispose of any hazardous or toxic material or petroleum product in, or cause or permit release of any such material or product into, land, water, storm drains or sewers on or near the Premises.

(ii) LANDLORD shall provide TENANT written notice of violation of the provisions of paragraph 5.d.(i). If TENANT, in accordance with the applicable laws, fails to initiate correction of such violation and does not identify a cure reasonably acceptable to LANDLORD within thirty (30) days of receipt of LANDLORD’s written notice, TENANT will be in material default under this Agreement. In the event TENANT fails to comply with paragraph 5.d.(i) above, and fails or refuses to cure such noncompliance within thirty (30) days after the date of TENANT’S receipt of written notice of such noncompliance from LANDLORD, the LANDLORD may immediately take remedial action to prevent further noncompliance and contain and clean up releases of such materials or products, and TENANT shall indemnify LANDLORD for any reasonable costs and expenses incurred by LANDLORD. LANDLORD may deduct such costs and expenses from amounts due TENANT under the Coal Supply Agreement. Any such action by LANDLORD shall not constitute a waiver of other rights available to LANDLORD under this Agreement, including but not limited to termination rights. Nothing in this paragraph 5.d. shall relieve TENANT of any of its obligations or liabilities under this Agreement or the Coal Supply Agreement.

e.	TENANT shall not place underground or aboveground storage tanks, other than those required for the operation of the Existing Truck Unloading Facility, on the Premises without LANDLORD’s prior written consent.

6.	Default.

Except as otherwise provided herein, if TENANT materially fails to comply with any of the provisions of this Agreement, and such failure shall not be cured within thirty (30) days after written notice thereof from LANDLORD, LANDLORD may terminate this Agreement by giving written notice of termination to TENANT. Such termination shall be effective as specified in the termination notice but not earlier than one (1) business day after the date of TENANT’s receipt of such notice. If LANDLORD terminates this Agreement pursuant to the provisions of this paragraph, Alliance Coal shall be deemed to be in material breach of the Coal Supply Agreement as of the date of such termination and LANDLORD may with respect to the Coal Supply Agreement exercise all remedies available to it at law, in equity or under the Coal Supply Agreement. Termination pursuant to the provisions of this paragraph shall not constitute a waiver of any other right or remedy LANDLORD may have under this Agreement.

7.	Tenant’s Additional Obligations.

In addition to any obligation imposed by the laws of the State of West Virginia or any other provision of this Agreement that is not in conflict with the Coal Supply Agreement, TENANT shall comply with all applicable state and federal spill reporting requirements and shall provide immediate notice to LANDLORD of all known events and occurrences which are regulated by the spill reporting laws.

8.	Transfer of Ownership of Existing Truck Unloading Facility.

a.	Ownership of the Existing Truck Unloading Facility shall transfer to the LANDLORD in the manner provided in the Coal Supply Agreement. In this regard, the transfer of title to the Existing Truck Unloading Facility may be effected by (i) the exercise of the Unloading Facility Purchase Option (as defined in the Coal Supply Agreement) prior to December 31, 2011, and payment of the purchase price to be paid by LANDLORD for the Existing Truck Unloading Facility as set forth in the Coal Supply Agreement or (ii) pursuant to Buyer’s request after December 31, 2011. The transfer of title to the Existing Truck Unloading Facility shall be evidenced by a Bill of Sale.

b.	Notwithstanding any of the terms of the Coal Supply Agreement or any other terms of this Agreement to the contrary, TENANT shall transfer title to the Existing Truck Loading Facility to LANDLORD free and clear of any liens, encumbrances, claims, or other obligations or liabilities, including but not limited to obligations pursuant or incidental to contracts of employment or service or supply contracts or subcontracts related to the Existing Truck Loading Facility.

9.	Landlord’s Agent.

By written notice to TENANT, LANDLORD may designate an agent for the purposes of administering this Agreement on its behalf.

10.	Right Of Entry.

In addition to other rights reserved to LANDLORD herein, LANDLORD reserves the right for itself, its agents, employees and assigns, to enter upon the Premises at any time for any lawful purpose.

11.	Taxes.

Except as otherwise provided in this Agreement, during the term of this Agreement, LANDLORD shall pay all taxes and assessments imposed on the real estate constituting the Premises by any state, county or other taxing authority. TENANT shall be responsible for all taxes and assessments imposed by any state, county or other taxing authority on the Existing Truck Unloading Facility and any Equipment located on the Premises.

12.	Insurance

TENANT shall obtain and maintain, and require its contractors and subcontractors to obtain and maintain, all policies and coverages of insurance as required under Section 12.10 of the Coal Supply Agreement during the term of this Agreement.

13.	Damage or Destruction by Casualty.

During the term of this Agreement, TENANT shall maintain adequate “all risk” property insurance covering the Existing Truck Unloading Facility on a replacement cost basis in order to repair or replace the Existing Truck Unloading Facility in the event of the damage or destruction thereof. LANDLORD shall reimburse TENANT for the cost and expense of such insurance coverage.

14.	Indemnity.

a.	LANDLORD will be indemnified as set forth in Section 12.11 of the Coal Supply Agreement, the terms of which are hereby incorporated into this Agreement.

b.	TENANT will be indemnified as set forth in Section 12.11 of the Coal Supply Agreement, the terms of which are hereby incorporated into this Agreement.

15.	Waiver of Liens.

a.	TENANT waives, and shall require its contractors, subcontractors and suppliers of any tier to waive, any and all liens and claims, and the right to file and enforce or otherwise assert any such liens and claims, against LANDLORD or LANDLORD’s property or facilities for work done, services performed or materials or equipment furnished in connection with any work on the Premises for or on behalf of TENANT.

b.	If any liens or claims are filed or asserted against LANDLORD or LANDLORD’s property or facilities for services performed or material or equipment furnished by TENANT’s contractors, subcontractors or suppliers of any tier in connection with work performed on the Premises, TENANT shall promptly discharge or remove any such lien or claim by bonding, payment or otherwise and shall notify LANDLORD promptly when it has done so. TENANT assumes all liability for, and will indemnify, protect, save and hold harmless LANDLORD and LANDLORD’s directors, officers and employees from and against all such liens and claims.

16.	Limitation of Liability.

Section 10.2 of the Coal Supply Agreement is hereby incorporated into this Agreement. The reference to “this Article 10” in such section shall mean “this Article 16” for purposes of this Agreement. In addition, except as expressly otherwise provided in this Agreement or the Coal Supply Agreement, TENANT shall not be liable to LANDLORD for injury or death of persons or damage to property arising on account of any latent or patent defects in the Premises. LANDLORD shall be liable for any losses, claims or liabilities for loss of or damage to the Existing Truck Unloading Facility as the result of the negligence or willful misconduct of the LANDLORD and its affiliates and their respective employees, agents, contractors, or subcontractors.

17.	Compliance with Laws.

TENANT and LANDLORD each shall comply with all federal, state and local laws, rules, regulations, orders and ordinances applicable to its performance hereunder and its use of the Premises.

18.	Permits and Licenses.

LANDLORD shall obtain and maintain at all times during the term of this Agreement, all licenses, permits, rights, variances, or other approvals which, under the laws, rules, regulations or ordinances of any federal, state or local governmental or regulatory authority or agency having jurisdiction, TENANT may be required to hold in order to use the Premises for the purposes permitted herein.

19.	Assignment and Subletting.

a.	The provisions of Section 12.1 of the Coal Supply Agreement shall apply to this Agreement with regard to assignment and the parties recognize that such assignment shall not alter the rights and obligations of the assigned party with respect to this Agreement and the Coal Supply Agreement. TENANT shall not sublease this Agreement without LANDLORD’s prior written consent. Any sublease without LANDLORD’s prior written consent shall be void.

b.	Nothing herein shall be construed to restrict the right of LANDLORD freely to convey, assign, or otherwise dispose of or encumber its title, rights, and interests in the Premises. Any assignment made as provided herein shall not relieve LANDLORD of any responsibility for the due and faithful performance hereof. LANDLORD shall be liable for all acts and omissions of its assignee.

20.	Subordination Of Lease.

This Agreement, and TENANT’s leasehold interest hereunder, are and shall be subject, subordinate, and inferior to any lien or encumbrance now or hereafter placed on the Premises by the LANDLORD, all advances made under any such lien or encumbrance, the interest payable on any such lien or encumbrance, and any and all renewals or extensions of such liens or encumbrances.

21.	Notices.

Any notice required or permitted to be given in writing hereunder shall be executed in the manner set forth under Article 13 of the Coal Supply Agreement. The reference to “Seller” in such Article 13 shall mean “TENANT” for purposes of this Agreement.

22.	Regulatory Changes.

In the event that a governmental agency has authority to regulate the charges for, and conditions of, facility leasing such as that described in this Agreement, or acquires such authority subsequent to the Effective Date, then this Agreement shall be subject to regulation by such governmental agency (“Regulatory Change”). In such event, this Agreement shall be modified but only to the extent necessary to comply with such regulations. Any provisions of this Agreement not subject to regulation shall remain in full force and effect.

23.	Regulatory Prohibition.

Both parties recognize that governmental or regulatory authorities having jurisdiction over LANDLORD or the activities contemplated by this Agreement, including but not limited to the Virginia State Corporation Commission, may take action which prevents

LANDLORD from performing its obligations under this Agreement. If any court, governmental or regulatory authority for any reason substantially prevents LANDLORD from performing its obligations under this Agreement, LANDLORD may, by written notice to TENANT, immediately terminate this Agreement without obligation or liability to TENANT, except for obligations and liabilities arising from any prior performance or breach of this Agreement. Such termination shall be effective upon the date specified in LANDLORD’s notice, but in no event earlier than TENANT’s receipt of LANDLORD’s notice or if permitted by said court, governmental or regulatory authority thirty (30) days after TENANT’s receipt of LANDLORD’s notice.

Termination of this Agreement due to “Regulatory Prohibition” as described above, shall not be cause for termination of the Coal Supply Agreement.

24.	Miscellaneous.

a.	Governing Law

This Agreement and the rights of the parties hereunder shall be governed by, construed and enforced in accordance with the laws of the State of West Virginia. This Agreement shall be deemed to have been executed in West Virginia regardless of the actual place of signing or the actual place of performance.

b.	Non-Waiver of Rights

The failure of LANDLORD to demand strict performance of the terms of, or to exercise any right conferred in, this Agreement shall not be construed as a waiver or relinquishment of its right to assert or rely upon any such term or right in the future, or a consent to any continuing or subsequent failure or breach.

c.	Severability

Section 12.6 of the Coal Supply Agreement is hereby incorporated into this Agreement.

d.	Survival

Section 12.4 of the Coal Supply Agreement is hereby incorporated into this Agreement.

e.	Relationship of the Parties

This Agreement does not and shall not be construed to establish a partnership, joint venture or other form of business association between LANDLORD and TENANT, and neither party shall have the authority to obligate the other without the other’s prior written consent. LANDLORD shall not be considered an employer, either individually or jointly with TENANT, of any of TENANT’s personnel or the personnel of TENANT’s contractors, subcontractors or suppliers.

f.	Headings

Article and paragraph headings contained herein are inserted for convenience and shall have no effect on interpretation or construction of this Agreement.

g.	Publicity

No information relative to this Agreement shall be released by TENANT for publication, advertising or for any other purpose without the prior written approval of LANDLORD.

h.	Successors and Assigns

Section 12.3 of the Coal Supply Agreement is hereby incorporated into this Agreement.

i.	Confidentiality

Section 12.7 of the Coal Supply Agreement is hereby incorporated into this Agreement.

j.	Quiet Enjoyment

LANDLORD covenants that TENANT, upon performing the covenants and conditions contained in this Agreement, shall and may peaceably and quietly have, hold and enjoy the leased Premises.

k.	Authority

Each of the parties warrants and represents to the other that this Agreement and the transactions contemplated hereby have been duly authorized by all required corporate or limited liability company action, as the case may be.

25.	Modification.

No amendment or modification of this Agreement shall be valid unless in writing and executed by the duly authorized representatives of both parties.

26.	Entirety.

This Agreement and the provisions of the Coal Supply Agreement that are incorporated herein by reference embodies the entire agreement between LANDLORD and TENANT with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understanding between the parties. The parties shall not be bound by or be liable for any statement, representation, promise, inducement or understanding of any kind or nature not set forth or provided for herein. No prior course of dealing, usage of trade or course of performance shall be used to supplement or explain any term, condition or instruction used in this Agreement, nor be deemed to effect any amendment.

27.	Order of Precedence

In the event of a conflict between the terms and conditions of this Agreement, the Coal Supply Agreement and the provisions of any Annex to the Coal Supply Agreement; the terms and conditions of the Coal Supply Agreement shall have precedence over the conflicting provisions of the Annex and this Agreement; and, the terms and conditions of the Annex of the Coal Supply Agreement shall have precedence over the conflicting provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, in duplicate originals, on date and year first above written.

VIRGINIA ELECTRIC AND POWER COMPANY

By:	/s/ C. Edward Roarty
Name:	C. Edward Roarty
Title:	Authorized Representative

METTIKI COAL, LLC

By:	/s/ George C. Tichnell
Name:	George C. Tichnell
Title:	Vice President Operations